UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                               _________________


                                   FORM 8-K


                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of Earliest Event Reported): January 28, 2005


                            Alamosa Holdings, Inc.
         ------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)


         Delaware                        000-32357               75-2890997
------------------------------    -------------------------   -----------------
(State or Other Jurisdiction      (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                      Identification No.)


                    5225 S. Loop 289, Lubbock, Texas, 79424
     --------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)


      Registrant's Telephone Number, Including Area Code: (806) 722-1100


                                Not Applicable
   ------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
-----------------------------------------------------

         On Dec 14, 2004, the Board of Directors of Alamosa Holdings, Inc. (the "Company"), adopted the 2005 Board and Board Committee Member Compensation Policy (the "2005 Policy"), which supercedes the 2004 Board and Board Committee Member Compensation Policy (the "2004 Policy").

         Under the 2004 Policy, directors received a combination of cash, restricted Company shares and Company stock options. In 2004, directors were entitled to 4,000 shares of restricted stock and 5,000 fully vested stock options. Directors could also elect to receive stock options in lieu of their cash compensation. For purposes of this election, a stock option was deemed to have a cash value equal to sixty percent (60%) of the average closing price of the common stock over the twenty business days preceding the date of grant of the option. Directors received the following cash compensation in 2004: (a) an annual retainer of $20,000, an additional $15,000 retainer for the chairman of the audit committee, and an additional $12,000 retainer for the chairs of the finance committee, the business practices governance and nominating committee and the compensation and stock option committee, and (b) meeting fees of $1,000 per board meeting and $1,000 per committee meeting.

         Pursuant to the 2005 Policy, director compensation will consist of cash compensation and restricted shares. Cash compensation will remain the same as described above for the 2004 Policy and, as under the 2004 Policy, all board members are still required to beneficially hold a minimum of 15,000 Company shares at any given point during their services as a board member. Directors will receive 6,000 restricted shares annually, which will be issued on the first business day of the year. The shares will be restricted for purposes of transferability for three years and will vest over a period of one year from the date of grant on a monthly basis in equal installments. Directors may elect to take up to one hundred percent (100%) of their cash compensation in restricted stock (the "Elected Restricted Stock"). The exchange ratio for this purpose will be determined by taking the closing price of the common stock on the last business day of the quarter and discounting this price by twenty five percent (25%). The Elected Restricted Stock will be granted on January 2, 2006, will not be subject to a vesting requirement, but will have a 2.5 year restriction on transferability, which will remain in place even if the director ceases to serve on the Board. Restricted stock awards and retainer amounts will be prorated for years of partial service.

         Under the 2005 Policy, newly elected board members will receive a one time restricted stock grant in an amount to be determined at the time of their election. The number of restricted shares granted shall be consistent with the recommendation of the compensation consultant utilized by the Compensation Committee and the desire to attract qualified directors.

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: January 28, 2005

                                    ALAMOSA HOLDINGS, INC.


                                    By  /s/ Kendall W. Cowan
                                       ---------------------------------
                                       Name:  Kendall W. Cowan
                                       Title: Chief Financial Officer